Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President,

Chief Financial Officer and Treasurer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation

Announces Common Stock Offering

Uniondale, NY – December 12, 2024 – Flushing Financial Corporation (“Flushing” or the “Company”), the parent holding company for Flushing Bank (the “Bank”), today announced that it has commenced a public offering of $70,000,000 of its common stock, $0.01 par value per share (the “Common Stock”), subject to market and other conditions.

In addition, Flushing has granted the underwriters a 30-day option to purchase up to an additional $10,500,000 of Common Stock at the public offering price, less underwriting discounts and commissions.

Flushing intends to use the net proceeds from the offering for general corporate purposes, including investing a portion of the net proceeds into the Bank to support the Bank’s capital ratios in connection with the potential repositioning of a substantial portion of its available-for-sale securities portfolio as well as a potential sale of certain of its commercial real estate loans.

Keefe, Bruyette & Woods, Inc., A Stifel Company, Piper Sandler & Co. and Raymond James & Associates, Inc. are acting as joint book-running managers for the offering. Luse Gorman, PC is serving as legal counsel to the joint book-running managers. Hughes Hubbard & Reed LLP is serving as legal counsel to Flushing.

The Common Stock will be issued pursuant to an effective shelf registration statement (File No. 333-283312) (including a base prospectus) and a preliminary prospectus supplement filed with the Securities and Exchange Commission (the “SEC”), and a final prospectus supplement to be filed with the SEC. Prospective investors should read the preliminary prospectus supplement and accompanying base prospectus in the registration statement and other documents the Company has filed or will file with the SEC for more complete information about the Company and the offering.

Copies of the preliminary prospectus supplement and the accompanying base prospectus relating to the Common Stock offering can be obtained without charge by visiting the SEC’s website at www.sec.gov, or by emailing Keefe, Bruyette & Woods, A Stifel Company, at kbwsyndicatedesk@kbw.com, Piper Sandler & Co. at prospectus@psc.com or Raymond James & Associates, Inc. at prospectus@raymondjames.com.

This press release is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of the securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering of the Common Stock is being made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”). The securities being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the prospectus supplement or the shelf registration statement or prospectus relating thereto.

The securities being offered are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Flushing and are not insured or guaranteed by the FDIC or any other governmental agency.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer	(718) 961-5400	IR@FlushingBank.com

ABOUT FLUSHING FINANCIAL CORPORATION

Flushing Financial Corporation is the holding company for Flushing Bank®, an FDIC insured, New York State—chartered commercial bank that operates banking offices in Queens, Brooklyn, Manhattan, and on Long Island. The Bank has been building relationships with families, business owners, and communities since 1929. Today, it offers the products, services, and conveniences associated with large commercial banks, including a full complement of deposit, loan, equipment finance, and cash management services. Rewarding customers with personalized attention and bankers that can communicate in the languages prevalent within these multicultural markets is what makes the Bank uniquely different. As an Equal Housing Lender and leader in real estate lending, the Bank’s experienced lending teams create mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. The Bank also fosters relationships with consumers nationwide through its online banking division with the iGObanking® and BankPurely® brands. Additional information on Flushing Financial Corporation and Flushing Bank may be obtained by visiting the Company’s web site at FlushingBank.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. These statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance and involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control and that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All forward-looking statements are subject to risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others, changes in market interest rates; risks that may be exacerbated depending on the mix of loan types we use in lending activities; failure to effectively manage our liquidity; our ability to obtain brokered deposits as an additional funding source; the highly competitive markets in which we operate; changes in national and/or local economic conditions; changes in laws and regulations; current conditions in, and regulation of, the banking industry; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyberattacks; changes in cybersecurity or privacy regulations; increased delays in foreclosure proceedings; our inability to hire or retain key personnel; global climate changes; and environmental, social and governance requirements.

These and other factors are more fully described under “Risk Factors” in Item 1A of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 15, 2024, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 6, 2024, August 8, 2024 and November 5, 2024, respectively, and other factors discussed in the filings we make with the SEC under the Securities Exchange Act of 1934, as amended.

All forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements. Forward-looking statements speak only as of the date on which such statements are made. Except as required by law, we disclaim any obligation to update these forward- looking statements, whether as a result of new information, future events or otherwise. There is no assurance that future results, levels of activity, performance or goals will be achieved.

Investor Contact: Susan K. Cullen, SEVP, CFO and Treasurer	(718) 961-5400	IR@FlushingBank.com